Exhibit 10.170
SALE OF SHARES AGREEMENT

between

CHICORY INVESTMENTS (PROPRIETARY) LIMITED

DYNAMO INVESTMENTS LIMITED

HARVEST MOON INVESTMENT HOLDINGS (PROPRIETARY) LIMITED

IZULU GAMING (PROPRIETARY) LIMITED

KHULANI HOLDINGS LIMITED

LIBALELE LEISURE (PROPRIETARY) LIMITED

MALESELA GAMING (PROPRIETARY) LIMITED

OAKLAND LEISURE INVESTMENTS (NEWCASTLE) (PROPRIETARY) LIMITED

PURPLE RAIN PROPERTIES NO 62 (PROPRIETARY) LIMITED

RUVUMA INVESTMENT (PROPRIETARY) LIMITED

SAPHILA INVESTMENTS (PROPRIETARY) LIMITED

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VIVA LEISURE INVESTMENT HOLDINGS (PROPRIETARY) LIMITED

THE VIVA TRUST

and

CENTURY CASINOS AFRICA (PROPRIETARY) LIMITED

1.	DEFINITIONS AND INTERPRETATION

1.1.	In this Agreement, unless clearly inconsistent with or otherwise indicated by the context -

1.1.1.	“the / this Agreement” means the agreement set out in this document and the appendices (if any) hereto;

1.1.2.	“Business Day” means any day other than a Saturday, Sunday or statutory public holiday in the Republic of South Africa;

1.1.3.	“the BEE Act” means the Broad-Based Black Economic Empowerment Act, No. 53 of 2003;

1.1.4.
“the Closing Date” means the date upon which all conditions upon which the closing of the sale of the Sold Shares is dependant, are either fulfilled or, to the extent that such conditions may be waived, are waived, or such later or other date as may be agreed in writing between the Parties;

1.1.5.
“the Company” means Balele Leisure (Proprietary) Limited, Registration No. 1998/002723/07, a private company duly registered and incorporated with limited liability in accordance with the company laws of the Republic of South Africa;

1.1.6.	“the Companies Act” means the Companies Act, No. 61 of 1973, as amended;

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1.1.7.	“the Competition Act” means the Competition Act, No. 89 of 1998;

1.1.8.
“the Closing Date Financial Statements” means the financial statements of the Company for the period from 1 March 2005 to the Closing Date which the Sellers shall be required to deliver to the Purchaser in accordance with the provisions of clause 10.1 hereof;

1.1.9.
“Erf 6350 Newcastle” means Erf 6350 Newcastle (Extension No. 34), registration division HS in the Newcastle Transitional Local Council Area, Province of Kwazulu Natal, measuring 28,9284 hectares, held by the Company under deed of transfer no. T1149/99;

1.1.10.
“the Existing Shareholders’ Agreement” means the shareholders’ agreement entered into between the members of the Company prior to the Signature Date and effective as between the members of the Company as at the Signature Date;

1.1.11.
“the 2005 Financial Statements” means the audited annual financial statements of the Company for the financial year of the Company which ended on 28 February 2005 as approved by the directors of the Company;

1.1.12.	“the Income Tax Act” means the Income Tax Act, No. 58 of 1962;

1.1.13.
“Newcastle” means Newcastle Hotel and Property Development (Proprietary) Limited, Registration No. 2001/000346/07, a private company duly registered and incorporated with limited liability in accordance with the company laws of the Republic of South Africa;

1.1.14.	“the New Shareholders’ Agreement” means the agreement referred to in clause 6.2.2 hereof to be signed between the members of the Company;

1.1.15.	“the Parties” means the Purchaser and the Sellers collectively and “Party” shall mean either the Purchaser or, collectively, the Sellers, as the context may indicate or require;

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1.1.16.
“the Permanent Casino” means the new casino which the Company plans to construct as soon as reasonably possible in the future on the land more fully described as “the proposed subdivision of Erf 15450 Newcastle which is in the process of being subdivided and which shall be in extent +- 25 (twenty-five) hectare” which Newcastle is in the process of acquiring from the Newcastle Municipality and which will thereafter be acquired by the Company from Newcastle as provided in clause 6.2.8 hereof;

1.1.17.	“Polo Grill” means Polo Grill Casino Limited, a company incorporated in Zambia with registration number 51418 of which Winlen owns 25% (twenty-five percent) of the issued share capital;

1.1.18.
“the Purchaser” means Century Casinos Africa (Proprietary) Limited, Registration No. 1996/010501/07, a private company duly registered and incorporated with limited liability in accordance with the company laws of the Republic of South Africa;

1.1.19.	“the Purchaser’s Attorneys” means Bowman Gilfillan Attorneys, of SA Reserve Bank Building, 60 St George’s Mall, Cape Town, 8001;

1.1.20.	“the Purchase Price” means the purchase price referred to in clause 3 hereof;

1.1.21.
“the Sellers” means Chicory Investments (Proprietary) Limited, Registration No. 1985/000896/07, Dynamo Investments Limited, Registration No. 1995/004006/06, Harvest Moon Investment Holdings (Proprietary) Limited, Registration No. 1998/010314/07, Izulu Gaming (Proprietary) Limited, Registration No. 1998/008061/07, Khulani Holdings Limited, Registration No. 1979/006828/06, Libalele Leisure (Proprietary) Limited, Registration No. 1998/011953/07, Malesela Gaming (Proprietary) Limited, Registration No. 1998/018625/07, Oakland Leisure Investments (Newcastle) (Proprietary) Limited, Registration No. 1997/009965/07, Purple Rain Properties No 62 (Proprietary) Limited, Registration No. 1997/020100/07, Ruvuma Investment (Proprietary) Limited, Registration No. 1997/016346/07, Saphila Investments (Proprietary) Limited,, Registration No. 1998/011294/07, , Viva Leisure Investment Holdings (Proprietary) Limited, Registration No. 1997/015979/07, and The Viva Trust No. IT 954/1991;

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1.1.22.	“the Sellers’ Attorneys” means Franke & Associates, 16 Old Main Road, Gillitts, 3603;

1.1.23.	“the Signature Date” means the date on which the Party which signs this Agreement last in time, so signs;

1.1.24.	“the Sold Shares” means:

1.1.24.1.	763 ordinary R1,00 (one rand) par value shares in the Company owned by Chicory Investments (Proprietary) Limited;

1.1.24.2.	3,824 ordinary R1,00 (one rand) par value shares in the Company owned by Dynamo Investments Limited;

1.1.24.3.	1,057 ordinary R1,00 (one rand) par value shares in the Company owned by Harvest Moon Investment Holdings (Proprietary) Limited;

1.1.24.4.	6,949 ordinary R1,00 (one rand) par value shares in the Company owned by Izulu Gaming (Proprietary) Limited;

1.1.24.5.	5,903 ordinary R1,00 (one rand) par value shares in the Company owned by Khulani Holdings Limited;

1.1.24.6.	760 ordinary R1,00 (one rand) par value shares in the Company owned by Libalele Leisure (Proprietary) Limited;

1.1.24.7.	540 ordinary R1,00 (one rand) par value shares in the Company owned by Malesela Gaming (Proprietary) Limited;

1.1.24.8.	1,436 ordinary R1,00 (one rand) par value shares in the Company owned by Oakland Leisure (Newcastle) (Proprietary) Limited;

1.1.24.9.	764 ordinary R1,00 (one rand) par value shares in the Company owned by Purple Rain Properties No 62 (Proprietary) Limited;

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1.1.24.10.	413 ordinary R1,00 (one rand) par value shares in the Company owned by Ruvuma Investment (Proprietary) Limited;

1.1.24.11.	3,928 ordinary R1,00 (one rand) par value shares in the Company owned by Saphila Investments (Proprietary) Limited;

1.1.24.12.	6,080 ordinary R1,00 (one rand) par value shares in the Company owned by Viva Leisure Investment Holdings (Proprietary) Limited;

1.1.24.13.	1,571 ordinary R1,00 (one rand) par value shares in the Company owned by The Viva Trust,

representing in total approximately, but not less than, 60% (sixty percent) of the issued share capital of the Company as at the Signature Date;

1.1.25.	“the Temporary Casino” means the casino situated at Erf 6350 Newcastle from which the Company has conducted the business of a casino operator in the past;

1.1.26.	“the VAT Act” means the Value-Added Tax Act, No. 89 of 1991;

1.1.27.
“Winlen” means Winlen Casino Operators (Proprietary) Limited, Registration No. 2000/029023/07, a private company duly registered and incorporated with limited liability in accordance with the company laws of the Republic of South Africa.

1.2.	In this Agreement, unless clearly inconsistent with or otherwise indicated by the context:

1.2.1.
any reference to any act of Parliament or other statutory provision shall be deemed to mean a reference to such provision inclusive of any modification, extension, substitution or re-enactment thereof, in which event the relevant provisions of this Agreement affected by such modification, extension, substitution or re-enactment, shall be deemed to have been amended, mutatis mutandis;

1.2.2.	any reference to the singular includes the plural and vice versa;

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1.2.3.	any reference to natural persons includes legal persons and vice versa; and

1.2.4.	any reference to a gender includes the other genders.

1.3.
The use of the word “including” followed by a specific example or examples shall not be construed or interpreted as limiting the meaning of the general wording preceding it and the eiusdem generis rule shall not be applied in the interpretation of such general wording and/or such specific example or examples.

1.4.	The clause headings in this Agreement have been inserted for convenience only and shall not be taken into account in the interpretation of this Agreement.

1.5.
All appendices (if any), schedules or like documents attached to this Agreement shall form part, or be deemed to form part, of this Agreement, for all purposes mutatis mutandis as if incorporated into the body of this Agreement.

1.6.	This Agreement shall be governed by and construed and interpreted in accordance with the law of the Republic of South Africa.

2.	SALE

The Sellers hereby sell to the Purchaser and the Purchaser purchases the Sold Shares free from all liens, charges and encumbrances.

3.	THE PURCHASE PRICE

The purchase price payable by the Purchaser for the Sold Shares shall be the sum of R57 500 000.00 (fifty-seven million five hundred thousand rand) or, in the event of the gross gaming revenue of the Permanent Casino exceeding R95 000 000.00 (ninety-five million rand) in the first 12 (twelve) months following the date of commencement of trading operations of the Permanent Casino, an amount of R60 000 000.00 (sixty million rand) less an amount equal to the amount (if any) payable by the Company to South African Revenue Service upon resolution of the dispute with South African Revenue Service referred to in paragraph 33 of Annexure “A” hereto.

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4.	PAYMENT

Payment of the purchase price shall be made by the Purchaser to the Sellers by way of payment to the Sellers’ Attorneys who are hereby duly authorised to receive and accept payment on behalf of the Sellers as follows:

4.1.	on the Closing Date and against fulfillment by the Sellers of the Sellers’ obligations in terms of clause 5 hereof, of the sum of R40 500 000.00 (forty million five hundred thousand rand);

4.2.
on the first day of the eighteenth month immediately succeeding the due date for payment of the sum of R40 500 000.00 (forty million five hundred thousand rand) in accordance with the provisions of clause 4.1 hereof of the sum of R17 000 000.00 (seventeen million rand) less any amount payable by the Sellers to the Purchaser by reason of the Sellers breaching any warranties, undertakings and representations of the Sellers and in particular paragraph 60 of annexure “A” provided that until such time as the dispute with SARS referred to in paragraph 33 of Annexure “A” has been resolved, the Purchaser shall be entitled to withhold payment from the amount payable in terms of clause 4.2 hereof, of an amount equal to the amount in dispute and, when the dispute is finally resolved, of an amount equal to the amount (if any) found to be payable by the Company to SARS thereby reducing the purchase price as provided in clause 3 hereof;

4.3.
if the gross gaming revenue of the Permanent Casino exceeds R95 000 000.00 (ninety-five million rand) in the first 12 (twelve) months following the date of commencement of trading operations of the Permanent Casino, thereby increasing the purchase price payable for the Sold Shares by an amount of R2 500 000.00 (two million five hundred thousand rand) as provided in clause 3 hereof, of the sum of R2 500 000.00 (two million five hundred thousand rand) as soon as it is determined from the monthly management accounts of the Company that the gross gaming revenue of the Company in the first 12 (twelve) months of operation of the Permanent Casino exceeded
R95 000 000.00 (ninety-five million rand).

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5.	DELIVERY

On the Closing Date the Sellers shall deliver to the Purchaser:

5.1.
the share certificates in respect of the Sold Shares with share transfer forms relating thereto duly signed by the Sellers as transferor, currently dated, and reflecting the Purchaser as the transferee;

5.2.	the actual or a certified true copy of a resolution passed by the directors of the Company:

5.2.1.	approving the transfer of the Sold Shares to the Purchaser;

5.2.2.	appointing the nominees of the Purchaser as directors of the Company;

5.3.
should the sale to the Purchaser of the Shares in the Company sold to the Purchaser in terms of this Agreement constitute the whole or the greater part of the assets of one of the Sellers, the actual or a certified true copy of a resolution passed by the members of that Seller at a general meeting approving the sale of the relevant Shares in Balele as required in terms of section 228 of the Companies Act;

5.4.
the written and signed resignation of such number of the directors of the Company appointed prior to the Closing Date as exceeds the number of directors of the Company which the Sellers are entitled to appoint in accordance with the terms of this Agreement and the New Shareholders’ Agreement.

6.	CONDITIONS PRECEDENT

6.1.
This Agreement, save for the provisions of clauses 1, 8, 16,20, 21 and 22, which shall be of immediate force and effect and remain binding on the Parties, shall be subject to and conditional upon fulfillment of the conditions precedent referred to in clauses 6.2 and 6.3 by the dates therein set forth and of all conditions precedent by not later than 1 April 2006, provided that all such dates may be extended to such later dates as the Parties may agree in writing.

6.2.	Simultaneously with signature of this agreement, but in any event not later than the Closing Date:

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6.2.1.
the transfer to Winlen of beneficial ownership of all the issued shares in the Company not purchased by the Purchaser and the recordal in the share register of the Company of Winlen as the registered owner of such shares representing approximately, but not more than, 40% (forty percent) of the issued share capital of the Company;

6.2.2.
signature of the New Shareholders’ Agreement by the Purchaser and Winlen after the sale of the Sold Shares to the Purchaser as contemplated in this Agreement and the transfer to Winlen as contemplated in 6.2.1 of all issued shares in the Company not purchased by the Purchaser;

6.2.3.
the cancellation, without payment of any consideration or damages as compensation for such cancellation of the existing management agreement between the Company and Winlen and the conclusion between the Company and the Purchaser, or any nominee of the Purchaser which is a subsidiary of Century Casinos Inc, of a management agreement providing for the appointment of such nominee of Century Casinos Inc to manage with effect from the Closing Date the business operations of the Company for a management fee payable monthly of 3.75% (three comma seven five percent) of the total gross revenues (excluding VAT and other taxes) of the Company, plus 7.5% (seven comma five percent) of the earnings of the Company before interest, taxation, depreciation and amortization, and for such management agreement to remain in force indefinitely while the Purchaser owns shares in the Company and to be subject to notice of termination by the manager, at the manager’s sole discretion, on not less than 6 (six) months written notice;

6.2.4.
the conclusion between the Company and Mr Vathasallum Reddy of an agreement on terms acceptable to them and the Purchaser appointing Mr Vathasallum Reddy as a development consultant for the construction of the Permanent Casino;

6.2.5.
the conclusion between the Company and the Purchaser of a development management agreement on terms acceptable to them appointing the Purchaser as development manager for the construction of the Permanent Casino;

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6.2.6.	the conclusion between the Company and Winlen, of an agreement providing:

6.2.6.1.
for payment by the Company to Winlen monthly of a fee equal to 1.25% (one comma two five percent) of the total revenues of the Company plus 2.5% (two comma five percent) of the earnings of the Company before interest, taxation, depreciation and amortization for assisting the manager appointed in terms of clause 6.2.3 hereof in the management of the business operations of the Company;

6.2.6.2.
for such agreement to remain in force indefinitely while Winlen owns shares in the Company, provided that should the black empowerment status of Winlen at any time after the Signature Date reduce below the level as at the Signature Date, the agreement shall immediately and automatically terminate.;

6.2.6.3.
that should the percentage of the issued shares of the Company owned by Winlen reduce below 40% (forty percent), the fees respectively of 1.25% (one comma two five percent) and 2.5% (two comma five percent) shall be reduced pro rata by multiplying the amount of the fees representing 1.25% (one comma two five percent) and 2.5% (two comma five percent) by the fraction x/100 where “x” equals the percentage of the total issued shares of the Company owned by Winlen.

6.2.7.	the Company divesting itself of the Company’s interest in Winlen and Polo Grill;

6.2.8.
the conclusion between Newcastle and the Company of an agreement of sale for the sale by Newcastle to the Company for the sum of R375 000.00 (three hundred and seventy-five thousand rand) of the land described in clause 1.1.16 hereof providing for transfer of the said land to be effected into the name of the Company as soon as reasonably possible.

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6.3.
By not later than 2 (two) weeks after signature of this Agreement on behalf of the Purchaser the approval of this Agreement and the New Shareholders’ Agreement by the board of directors of the Purchaser.

6.4.	The approval by the Purchaser of the development plans and specifications and budget for the layout and construction of the Permanent Casino.

6.5.
The approval of all elements of this Agreement by all relevant regulatory or other competent authorities including (but not limited to) the SA Reserve Bank, the KwaZulu-Natal Gambling Board and the Liquor Board having jurisdiction over the Company’s casino operations and liquor licences, local, provincial and municipal authorities or any other authorities.

6.6.	It is recorded:

6.6.1.	that the requirement that the conditions referred to:

6.6.1.1.	in clauses 6.2.2, 6.2.8 and 6.5 hereof be fulfilled is for the benefit of both the Purchaser and the Sellers and shall not be capable of waiver by either or both of the Purchaser and the Sellers;

6.6.1.2.	in clauses 6.2.1, 6.2.3, 6.2.5, 6.2.7, 6.3 and 6.4 hereof be fulfilled is for the benefit of the Purchaser and may be waived in writing by the Purchaser;

6.6.1.3.	in clauses 6.2.4 and 6.2.6 hereof be fulfilled is for the benefit of the Sellers and may be waived in writing by the Sellers.

6.6.2.
that the Purchaser and the Sellers are of the opinion that the sale of the Sold Shares by the Sellers to the Purchaser does not qualify as a transaction which requires notification to the Competition Commission and that it is for this reason that the Sellers and the Purchaser have resolved not to notify the transaction to the Competition Commission.

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7.	RISK

All risk attaching to and benefit flowing from ownership of the Sold Shares shall pass, or be deemed to have passed, from the Sellers to the Purchaser as from the Closing Date.

8.	JOINT AND SEVERAL LIABILITY

The Sellers shall each be jointly and severally liable in solidum for fulfillment of the obligations of each of the Sellers to the Purchaser in terms of this Agreement.

9.	SECURITY

9.1.
As security for payment by the Purchaser to the Sellers of the purchase price as provided in clause 4 hereof, the Purchaser shall pledge to the Sellers in securitatem debiti so many of the shares issued by the Company to the Purchaser following the purchase by the Purchaser and transfer to the Purchaser of the Sold Shares as is equal to 25% (twenty-five percent) of the issued share capital of the Company immediately after the Closing Date.

9.2.
In pursuance of the Purchaser’s obligations in terms of clause 9.1 hereof, as soon as the shares in the Company to which the Purchaser shall be entitled have been issued to the Purchaser after the transfer to the Purchaser of the Sold Shares, the Purchaser shall deposit with the Purchaser’s Attorneys by way of a pledge in securitatem debiti the original share certificates in respect of shares representing 25% (twenty-five percent) of the issued share capital of the Company immediately after the Closing Date and a securities transfer form or forms signed by the Purchaser as transferor, undated and blank as to the name of the transferee.

9.3.
Upon whichever is the earlier of payment by the Purchaser to the Sellers on account of the purchase price of an amount in excess of R50 000 000.00 (fifty million rand) or the date or deemed date of breach by the Sellers of any warranties, undertakings or representations of the Sellers and in particular paragraph 60 of annexure “A”, all of the share certificates pledged as provided in terms of clause 9.2 hereof shall be released from pledge and returned to the Purchaser.

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9.4.
For the avoidance of doubt, unless and until the Purchaser should fail to make payment to the Sellers of the amount payable to the Sellers in terms of clause 4.2 hereof in circumstances entitling the Sellers to proceed to realize the shares in the Company of the Purchaser which have been pledged to the Sellers, the Purchaser shall be entitled to exercise all rights to which the Purchaser might be entitled by way of ownership of the shares in the Company pledged to the Sellers as provided in this clause 9.

10.	WARRANTIES, UNDERTAKINGS AND REPRESENTATIONS OF THE SELLERS

10.1.
The Sellers undertake as soon as reasonably possible after the Closing Date, and in any event by not later than 1 (one) month after the Closing Date, to cause to be prepared the Closing Date Financial Statements and to deliver the Closing Date Financial Statements to the Purchaser.

10.2.	The Sellers give and make to the Purchaser the warranties, undertakings and representations set out in Annexure “A” hereto on the basis that:

10.2.1.	the Sellers acknowledge that this Agreement has been entered into by the Purchaser relying on the truth of such warranties, undertakings and representations;

10.2.2.	the warranties shall be deemed to be representations and undertakings by the Sellers in favour of the Purchaser;

10.2.3.	unless the contrary is proved, each warranty shall be deemed to be a representation of fact which has induced the Purchaser to enter into this Agreement;

10.2.4.	each warranty shall be a separate warranty and in no way be limited or restricted by reference to or inference from the terms of any other warranty;

10.2.5.
save where the context clearly indicates the contrary, all warranties and undertakings given by the Sellers to the Purchaser set out in Part A of Annexure “A” hereto shall be warranted as at the Signature Date and the Closing Date and all warranties and undertakings given by the Sellers to the Purchaser set out in Part B of Annexure “A” hereto shall be warranted as at the due date thereof according to the terms of the relevant warranty / undertaking;

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10.2.6.
the Purchaser shall not be entitled to cancel this Agreement by reason of a breach of any warranty, undertaking or representation given by the Sellers unless same is of a material nature going to the root of the contract and is not capable of being remedied by payment in money or, if the Sellers fail to pay the amount which may become due by the Sellers as a consequence of the breach of any of the warranties, undertakings or representations within 15 (fifteen) days after the amount has been finally established by agreement or by an order or judgment of a competent court;

10.2.7.
should the warranty contained in paragraph 60.3 of annexure “A” be breached, the Purchaser shall be deemed to have suffered a loss equal to R12 000 000.00 (twelve million rand) and shall be entitled to set-off the said sum against the balance of the purchase price payable by the Purchaser for the Sold Shares and the Purchaser and the Sellers shall procure that transfer of Erf 6350 Newcastle into the name of Winlen as successor-in-title of the Sellers, conditional upon Winlen consenting to lease Erf 6350 Newcastle to the Company for a rental not exceeding R120 000.00 (one hundred and twenty thousand rand) per month, inclusive of VAT from the date of registration of transfer until such time as the Company takes occupation of the Permanent Casino is effected by the Company without delay at the cost of Winlen against the reduction of the share premium account of the Company by the sum of R12 000 000.00 (twelve million rand) in accordance with the provisions of the Companies Act.

10.3.
It is recorded that the Sellers and the Purchaser have agreed that the Purchaser should be permitted to conduct a detailed commercial, financial and legal due diligence inquiry into the affairs of the Company in order to enable the Purchaser to satisfy itself relating to certain matters concerning the affairs of the Company. The fact that the Purchaser has been permitted to conduct such inquiries shall not relieve the Sellers of any of the Sellers’ obligations in terms of this Agreement, including but not limited to the Sellers’ obligations in terms of clause 10.2, such due diligence inquiries having been carried out by the Purchaser entirely without prejudice to all or any of the Purchaser’s rights in terms of this Agreement or otherwise in law.

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11.	INDEMNITY

In the event of the Company suffering any loss or damages or incurring any liability or expense contrary to any warranty and/or undertaking made by the Sellers in terms of this Agreement or by reason of the Sellers failing to fulfill any of their obligations under this Agreement, the Purchaser shall be deemed to have suffered a loss which shall bear the same proportion thereto as the Shares in the Company then owned by the Purchaser bears to the total issued share capital of the Company. Without prejudice to any of the rights of the Purchaser arising from any of the provisions of this Agreement, the Sellers indemnify the Purchaser against any such loss suffered by the Purchaser or which the Purchaser shall be deemed to have suffered.

12.	LOAN

In the event of the Company not succeeding in selling Erf 6350 Newcastle to a third party within a period of 60 days after the Closing Date for a selling price of R12 000 000.00 (twelve million rand), exclusive of VAT, or more as contemplated in paragraph 60 of annexure “A” and Erf 6350 consequently being transferred to Winlen as provided in clause 10.2.7 hereof, the Purchaser undertakes that the Purchaser shall lend, or shall procure that a company forming part of the Century group of companies shall lend to the Company an amount of R12 000 000.00 (twelve million rand) on such terms as might be acceptable to the lender and the Company, provided that such terms shall, inter alia, include:

12.1.
that the capital amount of the loan together with all other amounts owed to the lender under the loan are repaid to the lender in full not later than 5 (five) years after the advance of the first tranche of capital;

12.2.	the capital shall be advanced to the Company in tranches as and when required by the Company;

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12.3.
all money advanced by the lender to the Company shall earn interest at a rate not less than the prime overdraft rate of interest charged by the South African commercial bank with which the Company from time to time conducts the Company’s current bank account;

12.4.
subject to the consent of the mortgagee referred to in clause 12.5 hereof, fulfillment of the obligations of the Company to the lender shall be secured by a mortgage bond in such terms as the lender should require registered over the land on which the Permanent Casino is to be erected;

12.5.
the mortgage bond shall rank first in priority behind any mortgage of the same land to secure the loan of R40 000 000.00 (forty million rand) to the Company contemplated in paragraph 54 of Annexure “A” hereto and be prepared and registered by the Purchaser’s Attorneys at the Company’s exclusive cost.

13.	BROKERAGE

The Sellers and the Purchaser hereby respectively warrant and declare to the other that neither was introduced to the other relating to the sale of the Sold Shares by any business, estate or other broker or agent and consequently that no brokerage is payable to any person relating to the sale recorded in this Agreement.

14.	BREACH

14.1.
Should either the Sellers, of the first part, or the Purchaser of the second part (“the Party in Default”) commit a breach of any term, condition, undertaking, warranty or representation contained in this Agreement and should such breach be incapable of being remedied or should such breach be capable of being remedied and the Party in Default fail to remedy such breach within 15 (fifteen) days after receipt of written notice to that effect from the other of them, such other Party shall be entitled, subject to the provisions of clause 14.2 hereof, without prejudice and in addition to all of such other Party’s rights in terms hereof or at law, to cancel this Agreement forthwith by way of written notice to such effect to the other Parties.

14.2.
In the event that, after all conditions precedent have been fulfilled or waived, the Purchaser should, without just cause, fail to fulfill the Purchaser’s obligations to the Sellers in terms of this agreement, the Purchaser shall be obliged to pay the Sellers a penalty in the sum of R1 000 000.00 (one million rand) (“the Break Fee”), which Break Fee the Parties record and agree is a genuine pre-estimate of the damages which in such event shall be suffered by the Sellers and which Break Fee shall, upon payment thereof by the Purchaser, be received and accepted by the Sellers in full and final settlement of all or any claims which the Sellers might have suffered or claim to have suffered by reason of the Purchaser having breached the Purchaser’s obligations owed the Sellers in terms of this Agreement.

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15.	CANCELLATION OF MANAGEMENT CONTRACT

In the event of the Purchaser failing to pay on account of the purchase price of the Sold Shares the amount referred to in clause 4.2 hereof in circumstances entitling the Sellers to exercise their rights under clause 9 hereof, thereby resulting in the realization of so many of the shares in the Company owned by the Purchaser as should constitute the Purchaser the owner of less than 50% (fifty percent) of the issued share capital of the Company or should the Sellers by reason thereof procure cancellation of this Agreement as contemplated in clause 14 hereof, the Company shall have the right, by written notice accordingly to the Purchaser to terminate summarily the management contract referred to in clause 6.2.3 hereof, between the Company and the Purchaser or any nominee of the Purchaser which is a subsidiary of Century Casinos Inc, provided that such termination shall be subject to, conditional upon, and effective from the date of, repayment to the Purchaser of all monies paid by the Purchaser to the Sellers in respect of the purchase price of the Sold Shares together with interest thereon calculated at the prime overdraft interest rate of the commercial bank with which the Company conducts the Company’s bank account, commencing 3 (three) months after the date of the notice of termination of the management contract referred to in clause 6.2.3 hereof to the date upon which the said sum is repaid to the Purchaser, upon payment whereof to the Purchaser the Purchaser shall be bound and obliged to transfer back to the Sellers the Sold Shares.

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16.	ANNOUNCEMENTS

Neither the Purchaser nor the Sellers shall be entitled to make any announcements within the Republic of South Africa concerning this Agreement or the transactions referred to herein, unless prior to making such announcement the prior consent of the other Party has been obtained in writing. The aforegoing notwithstanding, the Purchaser shall be entitled to make any announcement outside of the Republic of South Africa concerning this Agreement or the transactions referred to herein without obtaining the consent of the Sellers.

17.	APPROVAL PENDING PAYMENT

Until such time as the Purchaser becomes entitled to the release to the Purchaser as contemplated in clause 9.4 hereof, of all shares in the Company pledged to the Sellers as provided in clause 9 hereof, the Company shall not after the Closing Date, except in exceptional circumstances of urgency, without the approval of the majority of directors of Winlen, which approval shall not unreasonably be withheld:

17.1.	incur capital expenditure (excluding capital expenditure relating to the Permanent Casino) exceeding with regard to any particular item R300 000.00 (three hundred thousand rand) in value;

17.2.	incur loans exceeding in respect of any particular loan R250 000.00 (two hundred and fifty thousand rand) in value;

17.3.	enter into any lease or other financing agreement exceeding in respect of any particular agreement R250 000.00 (two hundred and fifty thousand rand) in value;

17.4.	cancel any employment contracts where the gross monthly remuneration of the employee concerned exceeds R50 000.00 (fifty thousand rand) in value;

17.5.	with the exception of any dividend payable in terms of the provisions of clause 18 hereof, pay dividends;

17.6.	sell assets exceeding R100 000.00 (one hundred thousand rand) in value.

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18.	PROFITS

18.1.
Winlen, as the successor-in-title of the Sellers shall have the right to payment by the Company of a dividend in compliance with the provisions of the Companies Act of an amount equal to the lesser of:

18.1.1.	the net income after tax and available for dividend of the Company for the period from 1 March 2005 up to and inclusive of the Closing Date; and

18.1.2.	the available cash resources of the Company, excluding an amount equal to:

18.2.
the average over the preceding period of 6 (six) months of all monies or money equivalents required for the daily operation of the business of the Company and, in particular, the casino operated by the Company. Payment to the Sellers of any dividend, as contemplated in clause 18.1 hereof shall be made upon approval of the Closing Date Financial Statements by the directors of the Company appointed after the Closing Date.

18.3.	For the purposes of this clause 18:

18.3.1.
“net income after tax and available for dividend” shall mean net income after tax per the Closing Date Financial Statements, excluding any income or losses from the sale or re-valuation of non current assets;

18.3.2.	“available cash resources” shall mean the excess of current assets over current liabilities per the Closing Date Financial Statements.

18.4.
Winlen, as the successor-in-title of the Sellers, shall be entitled to be reimbursed after the Closing Date for all professional fees and disbursements incurred by the Company relating to the development of the Permanent Casino between the Signature Date and the Closing Date with the approval of the Purchaser after the Signature Date. Such reimbursement shall take place as and when the directors of the Company should, in the sole discretion of the directors, consider that the available cash resources of the Company so permit, taking into account the budgeted cash requirements of the Company and the Company’s obligations to creditors of the Company.

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19.	WINLEN AND POLO GRILL

In order to facilitate the Company divesting itself of the Company’s interest in Winlen and Polo Grill and the acquisition of that interest by the Sellers, the Purchaser consents to the payment, prior to the Closing Date and prior to transfer by the Sellers to Winlen of all the issued shares in the Company not purchased by the Purchaser as provided in clause 6.2.1 hereof, to the Sellers in compliance with the provisions of the Companies Act of an amount not exceeding R3 000 000.00 (three million rand) by the Company by way of reduction of the share premium account, provided that:

19.1.
the entire proceeds of such payment are applied by the Sellers to settling in full the debts owed by Winlen and Polo Grill to the Company and the cost of the acquisition by the Sellers of the Company’s shares in Winlen and Polo Grill;

19.2.
the net asset value of the Company will not as a result of such payment as at the Closing Date have been reduced to a sum less than R23 000 000.00 (twenty-three million rand). “Net asset value” shall mean the excess of assets, excluding intangible assets and revaluations of assets after 28 February 2005 over liabilities of the Company per the Closing Date Financial Statements.

20.	NOTICES AND DOMICILIA

20.1.
The Parties choose as their domicilium citandi et executandi their addresses set out in this clause 20 for all processes arising out of or in connection with this Agreement at which addresses all the processes and notices arising out of or in connection with this Agreement, the breach or termination thereof may validly be served upon or delivered to the Parties.

20.2.	For the purposes of this Agreement the Parties’ respective addresses shall be:

20.2.1.	the Purchaser: 20th Floor, 1 Thibault Square
Cape Town
8001
Facsimile No. 021-4213739

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20.2.2.	the Sellers: c/o Deloitte
Deloitte Place
2, Pencarrow Crescent
Pencarrow Park
La Lucia Ridge Office Estate
La Lucia
4051
Facsimile No. 031-5607351;

or such other address in the Republic of South Africa, not being a post office box or poste restante, of which the Party concerned may notify the others in writing.

20.3.	Any notice given in terms of this Agreement shall be in writing and shall, unless the contrary is proved:

20.3.1.	if delivered by hand be deemed to have been duly received by the addressee on the date of delivery;

20.3.2.	if delivered by courier service be deemed to have been received by the addressee on the 1st (first) Business Day following the date of such delivery;

20.3.3.	if transmitted by facsimile be deemed to have been received by the addressee 1 (one) Business Day after dispatch.

20.4.
Notwithstanding anything to the contrary contained in this Agreement, a written notice or communication actually received by one of the Parties from another including by way of facsimile transmission or e-mail shall be adequate written notice or communication to such Party.

21.	MISCELLANEOUS

21.1.	The Parties shall at all times show the utmost good faith to each other in the implementation of the terms and conditions of this Agreement.

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21.2.
No alteration, cancellation, variation of, or addition hereto shall be of any force or effect unless reduced to writing and signed by all the Parties to this Agreement or their duly authorised representatives.

21.3.
This document contains the entire agreement between the Parties relating to these presents and no Party shall be bound by any undertakings, representations, warranties, promises or the like not recorded herein.

21.4.
No indulgence, leniency or extension of time which any Party may grant or show to any other Party, shall in any way prejudice such Party or preclude such Party from exercising any of that Party’s rights in the future.

21.5.	The terms of this Agreement having been negotiated at armslength, the contra proferentem rule shall not be applicable to the interpretation of the terms and conditions of this Agreement.

21.6.
The Parties undertake at all times to do all such things, to perform all such acts and to take all such steps and to procure the doing of all such things, the performance of all such actions and the taking of all such steps as may be open to them and necessary for or incidental to the putting into effect or maintenance of the terms, conditions and import of this Agreement.

22.	COSTS

The legal costs incurred respectively by the Sellers and the Purchaser relating to the preparation of this Agreement, the New Shareholders’ Agreement and all or any documents required in order to procure fulfillment of the conditions precedent referred to in clause 6 hereof, with the exception of any filing fees payable to the Competition Commission, shall be borne by the Parties incurring those costs. Any filing fees payable to the Competition Commission shall be shared between the Sellers and the Purchaser so that the Sellers shall together bear a 40% (forty percent) proportion thereof and the Purchaser a 60% (sixty percent) proportion thereof. The cost of preparing the Closing Date Financial Statements shall be borne by the Company as a pre Closing Date expense.

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SIGNED AT UMHLANGA THIS 16th DAY OF OCTOBER 2005
AS WITNESSES:

1.  /s/ R. Thirumalai

2.  /s/ S. Mngomezu                                 /s/ V. Reddy
                          Vathasallum Reddy
                           who warrants he is duly authorised hereto for and on behalf of
                           Chicory Investments (Proprietary) Limited
SIGNED AT UMHLANGA THIS 16th DAY OF OCTOBER 2005
AS WITNESSES:

1.  /s/ R. Thirumalai

2.  /s/ S. Mngomezu                                 /s/ V. Reddy
                          Vathasallum Reddy
                          who warrants he is duly authorised hereto for and on behalf of
                          Dynamo Investments Limited

--24--

SIGNED AT UMHLANGATHIS 16th DAY OF OCTOBER 2005
AS WITNESSES:

1.  /s/ R. Thirumalai

2.  /s/ S. Mngomezu                                 /s/ V. Reddy
                          Vathasallum Reddy
                          who warrants he is duly authorised hereto for and on behalf of
                          Harvest Moon Investment Holdings (Proprietary) Limited

SIGNED AT UMHLANGA THIS 16th DAY OF OCTOBER 2005
AS WITNESSES:

1.  /s/ R. Thirumalai

2.  /s/ S. Mngomezu                                 /s/ V. Reddy
                          Vathasallum Reddy
                          who warrants he is duly authorised hereto for and on behalf of
                          Izulu Gaming (Proprietary) Limited

--25--

SIGNED AT UMHLANGA THIS 16th DAY OF OCTOBER 2005
AS WITNESSES:

1.  /s/ R. Thirumalai

2.  /s/ S. Mngomezu                                 /s/ V. Reddy
                          Vathasallum Reddy
                          who warrants he is duly authorised hereto for and on behalf of
                          Khulani Holdings Limited

SIGNED AT UMHLANGA THIS 16th DAY OF OCTOBER 2005
AS WITNESSES:

1.  /s/ R. Thirumalai

2.  /s/ S. Mngomezu                                 /s/ V. Reddy
                          Vathasallum Reddy
                          who warrants he is duly authorised hereto for and on behalf of
                          Libalele Leisure (Proprietary) Limited

SIGNED AT UMHLANGA THIS 16th DAY OF OCTOBER 2005
AS WITNESSES:

1.  /s/ R. Thirumalai

2.  /s/ S. Mngomezu                                 /s/ V. Reddy
                          Vathasallum Reddy
                          who warrants he is duly authorised hereto for and on behalf of
                          Malesela Gaming (Proprietary) Limited

--26--

SIGNED AT UMHLANGA THIS 16th DAY OF OCTOBER 2005
AS WITNESSES:

1.  /s/ R. Thirumalai

2.  /s/ S. Mngomezu                                 /s/ V. Reddy
                          Vathasallum Reddy
                          who warrants he is duly authorised hereto for and on behalf of
                          Oakland Leisure Investments (Newcastle) (Proprietary) Limited

SIGNED AT UMHLANGA THIS 16th DAY OF OCTOBER 2005
AS WITNESSES:

1.  /s/ R. Thirumalai

2.  /s/ S. Mngomezu                                 /s/ V. Reddy
                          Vathasallum Reddy
                          who warrants he is duly authorised hereto for and on behalf of
                          Purple Rain Properties No 62 (Proprietary) Limited

--27--

SIGNED AT UMHLANGA THIS 16th DAY OF OCTOBER 2005
AS WITNESSES:

1.  /s/ R. Thirumalai

2.  /s/ S. Mngomezu                                 /s/ V. Reddy
                          Vathasallum Reddy
                          who warrants he is duly authorised hereto for and on behalf of
                          Ruvuma Investment (Proprietary) Limited

SIGNED AT UMHLANGA THIS 16th DAY OF OCTOBER 2005
AS WITNESSES:

1.  /s/ R. Thirumalai

2.  /s/ S. Mngomezu                                 /s/ V. Reddy
                          Vathasallum Reddy
                          who warrants he is duly authorised hereto for and on behalf of
                          Saphila Investments (Proprietary) Limited

--28--

SIGNED AT UMHLANGA THIS 16th DAY OF OCTOBER 2005
AS WITNESSES:

1.  /s/ R. Thirumalai

2.  /s/ S. Mngomezu                                 /s/ V. Reddy
                         Vathasallum Reddy
                          who warrants he is duly authorised hereto for and on behalf of
                          Viva Leisure Invesment Holdings (Proprietary) Limited

SIGNED AT UMHLANGA THIS 16th DAY OF OCTOBER 2005
AS WITNESSES:

1.  /s/ R. Thirumalai

2.  /s/ S. Mngomezu                                 /s/ V. Reddy
                          Vathasallum Reddy
                          who warrants he is duly authorised hereto for and on behalf of
                          The Viva Trust

SIGNED AT CAPETOWN THIS 18th DAY OF OCTOBER 2005
AS WITNESSES:
1.  /s/ John McGregor

2.  /s/ Deidre Spaans                                               /s/ Christian Gernert
                          For and on behalf of Century Casinos Africa (Proprietary) Limited

--29--

ANNEXURE “A”

SCHEDULE OF WARRANTIES AND UNDERTAKINGS

PART A

  CONSTITUTION OF THE COMPANY AND SHARE CAPITAL STRUCTURE

1.	The Company shall be incorporated as a private Company with limited liability according to the laws of the Republic of South Africa.

2.
No steps shall have been taken or be pending for the deregistration of the Company, whether under section 73 of the Companies Act or otherwise howsoever, and no steps shall have been taken or be pending to wind up the Company or place the Company under judicial management (whether such winding up or judicial management is final or provisional).

3.	All of the issued shares in the capital of the Company shall be of one class and rank pari passu with each other.

4.	The Company shall not be obliged to increase or to reduce the Company’s authorised or issued share capital or to vary any of the rights attaching to the issued shares.

5.	The Sellers shall be entitled and able to give to the Purchaser free and unencumbered title to the Sold Shares.

6.	No person shall have any right (including inter alia, any option, pre-emptive right or right of first refusal) to acquire any of the Sold Shares.

7.
No person shall have any right to obtain an order for the rectification of the register of members of the Company, and the register of members of the Company shall contain a true and accurate record of the members of the Company from time to time.

--30--

8.	No resolution shall have been passed, nor shall the Company be obliged, to alter the memorandum of association or articles of association, or to create or to issue any debentures.

9.	No person shall be entitled to participate in, or to a commission on, the profits or dividends of the Company other than as a shareholder in respect of dividends.

10.	No shares in the issued share capital of the Company shall be bonus or capitalisation shares.

THE BUSINESS OF THE COMPANY

11.	The business of the Company shall at all times have been carried on by the Company in an ordinary, normal and regular manner.

12.
The Company shall not have done or omitted to have done any act or thing which might in any way be materially prejudicial to the goodwill of the business of or the right of the Company to hold the licenses for the conduct of the business of the Company.

13.
No written contracts of employment shall exist between the Company and any employee of the Company, save as disclosed in writing to the Purchaser prior to the Signature Date and no oral contract of employment shall exist which provides for more than 1 (one) months notice, save as disclosed in writing to the Purchaser prior to the Signature Date.

14.	The Company shall not be a party to any dispute with any employee or former employee in terms of the Labour Relations Act, No. 66 of 1995 or otherwise.

15.
The trading methods and styles of the Company, including the trade marks, names or other intellectual property of the Company used by the Company shall not constitute an infringement of the rights of any third party.

16.	No person shall be entitled to any order requiring the Company to cease to use any of the trade marks, names or other intellectual property of the Company.

--31--

17.
All fixed assets and stock of the Company shall be adequately insured for such amounts as accord with sound business principles and such insurances shall not terminate earlier than 30 (thirty) days after the Closing Date, all premiums due in respect of such insurance shall have been paid and the Company shall have complied with all the conditions to which the liability of the insurers under such policies of insurance will be subject.

18.
The Company shall be adequately insured for such amounts as accord with sound business principles with regard to public liability and such insurances shall terminate not earlier than 30 (thirty) days after the Closing Date and all premiums due in respect of such insurance shall have been paid and the Company shall have complied with all the conditions to which the liability of the insurers under such policies of insurance shall be subject.

19.
All the equipment of the Company, including any computer software, shall be fully operational and in normal working order and shall, to the best of the Seller’s knowledge and belief, be free from defects, whether patent or latent.

20.	The Company shall not be bound by any contracts, agreements or commitments save as disclosed in writing to the Purchaser.

21.
The Company shall not have given any power of attorney or other authority (express, implied or ostensible) which is still outstanding or effective to any person to enter into any contract or commitment or to do anything on the Company’s behalf (other than the authority of the Company’s employees to enter into routine trading contracts in the ordinary course of their duties and the Company’s business).

22.
The Company shall not have given nor shall the Company be a party to any suretyships, guarantees, indemnities or similar documents in respect of any liabilities of any other person, and shall not be liable whether as guarantor, indemnifier, surety, co-principal debtor or otherwise howsoever for any liabilities of any other person.

23.
All necessary consents, licences, permits and other authorities required for the conduct of the business carried on by the Company in the places and in the manner in which such business is carried on at the Signature Date shall have been obtained and be valid and in full force, and the Sellers know of no reason why any of them should be suspended, cancelled or revoked.

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24.	All stamp duty in terms of the Stamp Duties Act, 1968 and in respect of which no exemption is applicable shall have been paid in respect of the shares in the Company already issued.

25.	The Company shall not have granted to any person any exclusive rights in respect of any of the Company’s products or services.

26.	No agreement shall be in force or have been entered into by the Company restricting the freedom of the Company to carry on the business of the Company in the manner presently conducted.

27.
The Company shall not have incurred any liabilities (actual, accrued or contingent) outside the ordinary, normal and regular course of the conduct of the business of the Company other than in the restructuring of the Company so as to divest the Company of the Company’s interest in Polo Grill and Winlen in respect of which the liabilities incurred shall not exceed R3 000 000.00 (three million rand).

28.	The books of account of the Company shall correctly reflect all transactions, income, assets and liabilities of the Company.

29.	The Company shall not be indebted to any of the Sellers or any other shareholder of the Company for monies lent and advanced or from any other cause.

LITIGATION

30.
The Company shall not be a party to any litigation (except as disclosed in writing to the Purchaser), tax objection or appeal, arbitration proceedings, labour or industrial relations disputes or criminal proceedings, and nor are any such proceedings or disputes threatened against or likely to be instituted by or against the Company, and the Sellers are not aware of anything which might indicate the possibility of any such proceedings or disputes being instituted or arising.

--33--

TAXATION

31.
Except as disclosed to the Purchaser in writing, no queries shall have been addressed to the Company or any of the Company’s representatives by any tax official nor shall any tax objections have been lodged by the Company which have not been fully disposed of.

32.	Except as disclosed to the Purchaser in writing to the contrary the Company:

32.1
shall have duly and punctually paid all taxes which the Company shall have become liable to pay arising from or out of the profits or income of the Company for all periods prior to the Closing Date for which purposes “taxation” shall include:

32.1.1	normal taxation;
32.1.2	value added tax;
32.1.3	regional services council levies;
32.1.4	secondary tax on companies;
32.1.5	all other forms of taxation;
32.1.6	any taxation arising from new assessments of taxation and/or the reopening of any income tax assessments of the Company;
32.1.7	any penalties or interest as a result thereof.

32.2
all the Company's assessments for tax due for payment prior to the Closing Date shall have been paid or adequate provisions or reserves for tax shall have been established therefor in the Closing Date Financial Statements.

32.3
the Company shall not be under any liability to pay any penalty or interest in connection with any claim for tax nor shall the Company be subject to any liability as a result of the re-opening of any of the Company’s income tax assessments.

--34--

33.
The Company shall have properly and punctually submitted all returns and provided all information required for tax purposes and none of such returns shall be disputed by the South African Revenue Service or any other authority except claims made by the South African Revenue Service as more fully detailed in a memorandum entitled “Balele Leisure (Pty) Limited (“Balele”): Status of Income Tax, Employees Tax and Value-Added Tax Objections” attached to this schedule.

ENVIRONMENTAL

34.	To the best of the knowledge and belief of the Sellers, all activities of the Company shall have at all times been conducted in compliance with all applicable environmental laws and regulations.

DISCLOSURE

35.	Nothing materially adverse regarding the affairs of the Company or business of the Company shall exist.

36.
The Sellers shall have disclosed to the Purchaser to the best of the knowledge and belief of the Sellers all facts and circumstances material to the acquisition by the Purchaser of the Sold Shares and to the assessment of the purchase price payable therefor.

ASSETS

37.	The Company shall be the registered and sole beneficial owner of the following land:
37.1	Erf 6350 Newcastle;

37.2
Erf 6354 Newcastle (Extension no. 34), Registration Division HS, in the Newcastle Municipality, Province of KwaZulu-Natal, measuring 1170 square metres, held under deed of transfer no. T73950/2003 which the Company is under an obligation to transfer to a third party as a prize won by the third party in a competition run by the Company. .

--35--

38.
The Company shall have repaid to Nedcor Bank Limited the full amount of the capital indebtedness of R4 500 000.00 (four million five hundred thousand rand) and all other amounts owed Nedcor Bank Limited under a mortgage bond no. B290046/2000 registered over the land referred to in 37.1.

39.	Except for the mortgage bond no. B29046/2000 registered over the land referred to in 37.1, none of the land or other assets of the Company shall be subject to:

39.1	any mortgage, debenture or notarial bond; or

39.2	any right of retention, pledge, lien, cession in security or other encumbrance; or

39.3	any lease, instalment sale or credit or hire purchase agreement; or

39.4	in the case of the land, any expropriation.

40.	The Company shall not have granted to any person any option to purchase, or any right of pre-emption over any of the Company’s land or other assets.

41.
The Company shall not be under any obligation to acquire or purchase any fixed assets, or under any obligation requiring the expenditure of any material capital sum, except for the purchase of the land referred to in 6.2.8 of the Agreement.

42.	Substantially all of the existing fixtures, fittings and equipment used in the Temporary Casino shall be in a fit state to be used in the Permanent Casino.

43.	The Company shall be the sole registered and beneficial owner of the entire issued share capital of Newcastle;

44.
Insofar as Newcastle is concerned, the Sellers hereby warrant that all paragraphs of this Annexure “A” shall apply mutatis mutandis as in respect of the Company with the sole exception of paragraphs 5, 6, 37, 38, 39, 41, 42, 43, 45 to 48 inclusive and 54 to 59 inclusive and that:

--36--

44.1	none of the land or other assets of Newcastle shall be subject to:

44.1.1	any mortgage, debenture or notarial bond; or

44.1.2	any right of retention, pledge, lien, cession in security or other encumbrance; or

44.1.3	any lease, instalment sale or credit or hire purchase agreement; or

44.1.4	in the case of land, any expropriation;

44.2
Newcastle shall have purchased from the Municipality of Newcastle in terms of an agreement of sale signed on 14 January 2003 and an addendum signed on 24 March 2005 for a purchase price of R375 000.00 (three hundred and seventy-five thousand rand) the land described in clause 1.1.16 of the Agreement.

45.
The Company shall hold a valid casino licence which may be transferred to the Permanent Casino and the validity of which shall not be jeopardized by the acquisition by the Purchaser of the Sold Shares in terms of this Agreement or the fact that the Permanent Casino is to be erected on land to be purchased by the Company.

46.	The Company shall be entitled to a period of exclusivity relating to the casino licence of the Company, the period of which exclusivity shall be 15 (fifteen) years calculated from 12 September 1999.

--37--

PART B

47.
47.1
The issued share capital of the Company shall as at the Closing Date be R566.46 (five hundred and sixty-six rand and forty-six cents) consisting of 56,646 (fifty-six thousand six hundred and forty-six) ordinary par value shares of one cent each which were allotted at a premium of R57 703 434.00 (fifty-seven million seven hundred and three thousand four hundred and thirty-four rand), of which premium an amount not exceeding R3 000 000.00 (three million rand) shall have been repaid to members of the Company.

47.2
As at the Closing Date, the issued share capital of the Company shall be owned by the shareholders whose names appear hereunder, each of which shall own the number of shares detailed opposite that shareholder’s name:

47.2.1	Chicory Investments (Proprietary) Limited -1272
47.2.2	Dynamo Investments Limited -6374
47.2.3	Harvest Moon Investment Holdings
(Proprietary) Limited                                                       -1761
47.2.4	Izulu Gaming (Proprietary) Limited -11581
47.2.5	Khulani Holdings Limited -9839
47.2.6	Libalele Leisure (Proprietary) Limited -1267
47.2.7	Malesela Gaming (Proprietary) Limited -900
47.2.8	Oakland Leisure Investments (Newcastle)
(Proprietary) Limited                                                      -2393
47.2.9	Purple Rain (Proprietary) Limited -1273
47.2.10	Ruvuma Investment (Proprietary) Limited -686
47.2.11	Saphila Investments (Proprietary) Limited -6547
47.2.12	Viva Leisure Investment Holdings (Proprietary)
Limited                                                                           -10134
47.2.13	The Viva Trust -2619

--38--

48.	the authorised share capital of the Company shall at the Closing Date be R1,000.00 (one thousand rand) consisting of 100,000 (one hundred thousand) ordinary par value shares of one cent each.

49.
To the best of the knowledge and belief of the Sellers, the information disclosed to the Purchaser and/or the Purchaser’s representatives during the course of the due diligence inquiry conducted by the Purchaser prior to the Signature Date shall have been accurate and contained no material errors or omissions.

50.
All contractual arrangements and/or undertakings relating to any bonuses, profit, share participations, incentives and the like payable to employees of the Company shall have been disclosed in writing to the Purchaser prior to the Signature Date.

51.
No salaries, wages or other remuneration or benefits (including commission, gratuities, sick leave or bonuses) shall be owing to any employees of the Company as at the Closing Date or for any period prior to the Closing Date, save as disclosed in writing by the Sellers to the Purchaser prior to the Signature Date.

52.
No person shall by reason of any entitlement arising before the Closing Date have any right to a pension, annuity, gratuity or similar payment from the Company as at the Closing Date or at any time thereafter, whether as a result of the change of ownership of the majority of the shares in the Company or any other reason whatsoever.

53.
No contributions to any pension or provident fund shall as at the Closing Date be owing or payable by the Company on behalf of any of the employees of the Company other than amounts due for the current or immediately preceding month.

54.
The Company shall as at the Closing Date have secured a loan facility for an amount of approximately R40 000 000.00 (forty million rand) at a favourable interest rate with Absa Bank Limited or any other banking institution to be secured by way of a mortgage bond over the land referred to in 1.1.16 of the Agreement, with a view to the loan being utilised on the development of the Permanent Casino.

--39--

55.	It shall be reasonably feasible as at the Closing Date for the Company to develop the Permanent Casino on a budget of approximately R52 000 000.00 (fifty-two million rand) (exclusive of VAT).

56.
The land referred to in clause 1.1.16 of the Agreement shall as at the Closing Date provide enough space for a larger casino, a hotel with approximately 40 (forty) rooms and ancillary facilities such as conference facilities, restaurant, parking and the like.

57.
The business of the Temporary Casino shall have generated in the 12 (twelve) month period prior to the Closing Date approximately R40 000 000.00 (forty million rand) in revenues and approximately R8 300 000.00 (eight million three hundred thousand rand) in earnings before interest, taxation, depreciation and amortization.

58.	The Closing Date Financial Statements shall:

58.1	make full provision for all liabilities (accrued or contingent) of the Company and for all bad or doubtful debts as at the relevant date;

58.2	be prepared in accordance with South African statements of generally accepted accounting practice;

58.3	be prepared on the basis of accounting policies consistent with prior years, in particular those followed in the preparation of the 2005 Financial Statements;

58.4	conform with the provisions of the Companies Act and all other applicable laws;

58.5	be approved by the directors of the Company, being the directors of the Company at the relevant time prior to the Closing Date;

58.6	fairly present the financial position of the Company, the results of the Company’s operations and cashflow information for the period concerned;

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58.7	be audited by the Auditors of the Company whose report and opinion thereon shall be unqualified;

58.8
except to the extent which might reasonably be required as a consequence of any provision of this Agreement, not differ materially from the 2005 Financial Statements or the Management Accounts of the Company;

58.9	disclose that the Company has no debts;

58.10	disclose that the net asset value of the Company is not less than R23 000 000.00 (twenty-three million rand).

59.	Between 1 April 2005 and the Closing Date there shall have been no increases in the salaries or wages paid or payable to directors and/or employees of the Company.

60.	Insofar as Erf 6350 Newcastle is concerned:

60.1	as at the Signature Date the market value thereof shall be not less than R12 000 000.00 (twelve million rand), exclusive of VAT;

60.2	as at the Signature Date there shall be a reasonable prospect of the Company selling Erf 6350 Newcastle for a selling price of not less than R12 000 000.00 (twelve million rand), exclusive of VAT;

60.3
the Company shall succeed within a period of 60 (sixty) days after the Closing Date in concluding with a third party a written agreement for the sale of Erf 6350 Newcastle for a selling price of R12 000 000.00 (twelve million rand), exclusive of VAT, or more, on terms reasonably acceptable to the Parties;

60.4
in the event of the Company selling Erf 6350 Newcastle, the Sellers shall procure that the purchaser shall be bound to lease Erf 6350 Newcastle to the Company from the date of registration of transfer into the name of the purchaser at a monthly rental not exceeding R120 000.00 (one hundred and twenty thousand rand) inclusive of VAT until such time as the Company takes occupation of the Permanent Casino.

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